UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 _____Sparks, Nevada_____ (Address of Principal Executive Offices)	89434 (Zip Code)

(775) 853-4919

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2006, Golden Phoenix Minerals, Inc. (the "Company") and Win-Eldrich Gold, Inc. ("Win-Eldrich") entered into the Ashdown Project LLC Operating Agreement to govern the management of Ashdown Project LLC (the "LLC") and the future mineral exploration, evaluation, development and if warranted, mining operations by the LLC on the real property contributed by each of the Company and Win-Eldrich and all other real property within the area of interest that is acquired by the LLC. The Management Committee, which shall consist of three (3) directors appointed by the Company and two (2) directors appointed by Win-Eldrich, shall determine overall policies, objectives, procedures, methods and actions of the LLC. The Company has appointed David Caldwell, Kenneth Ripley and Larry Hoffman as initial directors who shall act as its representatives on the Management Committee. The Company will serve as the initial Manager of the LLC until such a time that the Management Committee determines that the LLC should either retain the Company as the Manager for an additional period of time, or manage the LLC itself, with the Mine General Manager and the other officers of the LLC being responsible for the day-to-day operations of the LLC.

Also on September 28, 2006, the Company entered into a Contribution Agreement with the LLC in order to recognize that the Company has incurred actual expenditures at the Ashdown Mine of not less than $5,000,000 and to contribute all of its right, title and interest in the Mill, encumbered as set forth in the Retrievers LLC Settlement Agreement, to the Company. The Company and the LLC agree that value of the Company’s contribution is $5,000,000, which results in a sixty percent (60%) ownership interest in the LLC. Simultaneously with the entry into the Contribution Agreement by the Company, Win-Eldrich entered into a Contribution Agreement with the LLC in order to contribute all of its right, title and interest in and to certain personal property and certain unpatented mining claims situated in Humboldt County, Nevada in exchange for a forty percent (40%) ownership interest in the LLC.

The Company has agreed to assign and delegate its rights and obligations under (i) the One Purchase Agreement, Purchase Confirmation No. P33242, dated August 18, 2004, between Derek Raphael & Company Limited and the Company, as amended by an Addendum dated November 3, 2004, and a Second Addendum dated October 25, 2005; (ii) the Settlement Agreement dated August 26, 2005, among Earl Harrison, d/b/a Western Mine Development, Retrievers LLC, John Tingue and Kris Tingue and the Company; (iii) the Millsite Lease Agreement dated effective April 1, 2005, between Claude Edward Morris and the Company; (iv) the Equipment Lease commencing August 1, 2005, between Western Mine Development and the Company; (v) the Molybdenum Marketing Contract dated February 25, 2004, between W. G. Cook Ltd. and the Company, amended by a First Amendment dated November 21, 2005; and (vi) certain bonds filed and maintained by the Company in compliance with the Nevada Division of Environmental Protection, the Bureau of Land Management and the U.S.D.A Forest Service (collectively, the “Underlying Agreements”) to the LLC, to the extent that each such Underlying Agreement may be assigned by the Company to a third party. To the extent any such Underlying Agreement may not be assigned by the Company to the LLC, or, with respect to any such Underlying Agreement with respect to which a third party consent is required in order for it to be assigned by the Company to the LLC, until such consent is obtained, the Company shall hold title to those Underlying Agreements for the benefit of the LLC.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

On October 2, 2006, the Company issued a press release regarding the entry into the Contribution Agreement to form Ashdown Project LLC and the Ashdown Project LLC Operating Agreement. A copy of the press release has been filed as an exhibit to this current report Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Exhibit Description

10.1	Ashdown Project LLC Operating Agreement dated as of September 28, 2006

99.1	Press release dated October 2, 2006 entitled “Golden Phoenix and Win-Eldrich Complete Formation of Ashdown Operating Company”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Minnesota corporation

Dated:	October 2, 2006	By: /s/ David A. Caldwell

David A. Caldwell,

President

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